Exhibit 99

PRESS RELEASE	July 27, 2006
FOR IMMEDIATE RELEASE
Yadkin Valley Financial Corporation Announces an Increase in Net Income of 21.8% for the Second Quarter
Yadkin Valley Financial Corporation, Elkin, NC (NASDAQ: YAVY — news), the holding company for Yadkin Valley Bank and Trust Company, reports earnings of $3,419,825 for the quarter ended June 30, 2006, an increase of 21.8% as compared with earnings of $2,807,320 for the same quarter last year. Basic and diluted earnings per share were $0.32 and $0.26, for the quarters ended June 30, 2006 and 2005, respectively. Return on equity increased to 11.49% for the quarter ended June 30, 2006 from 9.87% for the quarter ended June 30, 2005, and return on tangible equity increased to 16.79% from 14.82% for the same periods.
Earnings for the six months ended June 30, 2006 were $6,348,037, a 20.5% increase over the prior year. Year to date diluted earnings per share were $0.59 and $0.49, respectively, for June 30, 2006 and 2005. Year to date basic earnings per share were $0.60 and $0.49, for the same periods. Return on equity increased to 10.78% for the six-month period ended June 30, 2006 from 9.41% for the six-month period ended June 30, 2005, and return on tangible equity increased to 15.82% from 14.16% for the same periods.
Total assets grew by $56.0 million (5.5%) for the six month period ended June 30, 2006 and by $89.5 million (9.0%) since June 30, 2005. Deposit growth of $52.7 million (6.5%) for the first six months of 2006 was used to fund $37.4 million growth in net loans held for investment with the remainder being invested in securities and overnight funds. The net interest margin expanded to 4.51% in the first six months of 2006 from 4.02% in the first six months of 2005.
Commenting on the results, Bill Long, President and CEO, stated, “We are pleased to report growth in earnings per share of $0.06 or 23% over the second quarter of 2005 and $0.10 or 20% over the first six months of 2005. Consistent growth in deposits, loans, net interest margin and noninterest income have combined to provide the earnings growth that our shareholders expect and deserve. I appreciate the work of our employees and leadership of our board to produce these results. Asset growth continues to be driven by our ability to attract core deposits, primarily noninterest-bearing and time certificates at competitive market rates. Noninterest-bearing deposits have grown by $24.1 million or 17.7% since year end. We added $30.1 million in jumbo CDs and $20.0 million in other CDs since year end from a combination of new deposits and transfers from money market accounts. Our strong loan growth has enabled us to make this additional funding from deposits profitable. Total loans and deposits from the four new branches opened over the last nineteen months were $39.3 million and $56.1 million, respectively, at June 30, 2006. Sidus Financial, LLC, our mortgage lending subsidiary, closed $414.4 million of mortgage loans over the first six months of 2006 compared with $396.3 million for the first six months of 2005, despite a decline in the industry volume. We expect to continue this progress during the remainder of 2006.”
Yadkin Valley Bank and Trust Company is a full service community bank providing services in twenty-three branches throughout its three regions in North Carolina. The Yadkin Valley Bank region serves Ashe, Surry, Wilkes, and Yadkin counties. The Piedmont Bank region serves Iredell and Mecklenburg counties. The High Country Bank region serves Avery and Watauga counties. The Bank provides mortgage services through its subsidiary, Sidus Financial, LLC, acquired on October 1, 2004 and headquartered in Greenville, North Carolina. Securities brokerage services are provided by Main Street Investment Services, Inc., a Bank subsidiary with four offices located in the branch network.
This news release contains forward-looking statements. Such statements are subject to certain factors that may cause the Company’s results to vary from those expected. These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

Yadkin Valley Financial Corporation
(Amounts in thousands except per share data)
(unaudited)

	For the Three Months Ended
	June 30,	June 30,
	2006	2005
Net interest income	$10,313	$8,471
Provision for loan losses	550	382
Other income	3,489	3,231
Other expenses	7,905	7,101
Income taxes	1,927	1,412
Net income	3,420	2,807
Income per share:
Basic	$0.32	$0.26
Diluted	$0.32	$0.26

	For the Six Months Ended
	June 30,	June 30,
	2006	2005
Net interest income	$20,108	$16,537
Provision for loan losses	1,115	764
Other income	6,632	6,160
Other expenses	15,828	14,117
Income taxes	3,449	2,546
Net income	6,348	5,270

Income per share:
Basic	$0.60	$0.49
Diluted	$0.59	$0.49

	As of June 30,	As of December 31,
	2006	2005 *
Assets	$1,080,264	$1,024,295
Securities available for sale	122,300	113,716
Gross loans held for investment	775,703	737,530
Allowance for loan losses	(10,277)	(9,474)
Loans held for sale	44,900	31,427
Goodwill	32,136	32,136
Core deposit intangible	5,436	5,851
Non-interest bearing deposits	160,018	135,912
NOW, savings, and money market	229,862	251,423
Time deposits over $100,000	200,720	170,574
Other time deposits	276,488	256,444
Stockholders’ equity	119,142	116,323
Shares outstanding	10,648	10,680
* Note: Derived from audited financial statements

Yadkin Valley Financial Corporation
(unaudited)

	For the Three Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2006	2006	2005	2005	2005
Per Share Data:
Basic Earnings per Share	$0.32	$0.27	$0.28	$0.27	$0.26
Diluted Earnings per Share	$0.32	$0.27	$0.27	$0.27	$0.26
Book Value per Share	$11.19	$11.04	$10.89	$10.80	$10.65
Tangible Book Value per Share	$7.66	$7.49	$7.33	$7.27	$7.10
Cash Dividends per Share	$0.12	$0.11	$0.11	$0.11	$0.11

Selected Performance Ratios:
Return on Average Assets (annualized)	1.30%	1.18%	1.17%	1.17%	1.16%
Return on Average Equity (annualized)	11.49%	10.06%	10.03%	10.07%	9.87%
Return on Tangible Equity (annualized)	16.79%	14.82%	14.82%	14.98%	14.82%
Net Interest Margin	4.47%	4.55%	4.26%	4.04%	4.03%
Net Interest Spread	3.91%	4.09%	3.81%	3.64%	3.68%
Noninterest Income as a % of Revenue	26.33%	26.61%	27.69%	30.76%	28.54%
Noninterest Income as a % of Average Assets	0.33%	0.33%	0.34%	0.37%	0.33%
Noninterest Expense as a % of Average Assets	0.75%	0.81%	0.78%	0.77%	0.73%
Efficiency Ratio	55.14%	59.37%	59.49%	58.94%	58.26%

Asset Quality:
Nonperforming Loans (000’s)	3,113	3,478	3,199	3,059	4,076
Nonperforming Assets(000’s)	3,482	3,765	3,962	4,085	4,972
Nonperforming Loans to Total Loans	0.38%	0.44%	0.42%	0.40%	0.54%
Nonperforming Assets to Total Assets	0.32%	0.36%	0.39%	0.41%	0.50%
Allowance for Loan Losses to Total Loans	1.25%	1.27%	1.23%	1.23%	1.19%
Allowance for Loan Losses to Nonperforming Loans	3.30	2.87	2.96	3.04	2.21
Net Charge-offs to Average Loans (annualized)	0.12%	0.03%	0.15%	0.11%	0.03%

Capital Ratios:
Equity to Total Assets	11.03%	11.33%	11.36%	11.58%	11.49%
Tangible Equity to Total Tangible Assets	7.82%	7.98%	7.94%	8.10%	7.97%
Tier 1 leverage ratio	8.17%	8.31%	8.19%	8.14%	8.10%
Tier 1 risk-based ratio	9.36%	9.49%	9.38%	9.45%	9.35%
Total risk-based capital ratio	10.52%	10.66%	10.51%	10.59%	10.46%

	For the Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2004
Selected Performance Ratios:
Return on Average Assets (annualized)	1.24%	1.11%	1.03%
Return on Average Equity (annualized)	10.78%	9.41%	8.40%
Return on Tangible Equity (annualized)	15.82%	14.16%	12.13%
Net Interest Margin	4.51%	4.02%	3.87%
Net Interest Spread	3.99%	3.67%	3.60%
Noninterest Income as a % of Revenue	25.88%	28.09%	24.41%
Noninterest Income as a % of Average Assets	0.64%	0.64%	0.51%
Noninterest Expense as a % of Average Assets	1.54%	1.47%	1.31%
Efficiency Ratio	56.97%	59.68%	56.95%

Asset Quality:
Net Charge-offs to Average Loans (annualized)	0.08%	0.11%	0.24%

Average Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands)

(Unaudited)
Six Months Ended:	June 30, 2006			June 30, 2005
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
INTEREST EARNING ASSETS
Federal funds sold	$2,874	$65	4.56%	$3,589	$47	2.64%
Interest bearing deposits	2,399	51	4.29%	3,239	40	2.49%
Investment securities (1)	120,129	2,680	4.50%	110,734	2,290	4.17%
Total loans (1,2)	787,340	29,312	7.51%	724,363	22,572	6.23%

Total average earning assets (1)	912,742	32,108	7.09%	841,925	24,949	5.98%

Noninterest earning assets	117,344			118,030

Total average assets	$1,030,086			$959,955

INTEREST BEARING LIABILITIES
NOW and money market	$197,869	$1,815	1.85%	$214,006	$1,503	1.42%
Savings	40,294	200	1.00%	44,254	241	1.10%
Time certificates	441,535	8,492	3.88%	351,982	5,072	2.91%

Total interest bearing deposits	679,698	10,507	3.12%	610,242	6,816	2.25%
Repurchase agreements sold	30,091	421	2.82%	32,105	231	1.45%
Borrowed funds	51,778	762	2.97%	72,561	1,138	3.16%

Total interest bearing liabilities	761,567	11,690	3.10%	714,908	8,185	2.31%

Noninterest bearing deposits	143,731			121,303
Stockholders’ equity	118,748			112,956
Other liabilities	6,040			10,788

Total average liabilities and stockholders’ equity	$1,030,086			$959,955

NET INTEREST INCOME/ YIELD (3,4)		$20,418	4.51%		$16,764	4.02%

INTEREST SPREAD (5)			3.99%			3.67%
1.	Yields related to securities and loans exempt from both Federal income taxes are stated on a fully tax-equivalent basis, assuming a Federal income tax rate of 34%, reduced by the nondeductible portion of interest expense.

2.	The loan average includes loans on which accrual of interest has been discontinued.

3.	Net interest income is the difference between income from earning assets and interest expense.

4.	Net interest yield is net interest income divided by total average earning assets.

5.	Interest spread is the difference between the average interest rate received on earning assets and the average rate paid on interest bearing liabilities.
For additional information contact:
William A. Long, President and CEO
Edwin E. Laws, CFO
(336) 526-6312
Source: Yadkin Valley Financial Corporation

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